UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2018

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 990 Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
As previously disclosed, on January 31, 2018, Northern Oil and Gas, Inc. (the “Company”) entered into an agreement (as amended, the “Exchange Agreement”) with holders (the “Supporting Noteholders”) of approximately $497 million, or 71%, of the aggregate principal amount of the Company’s outstanding 8.000% Senior Notes due 2020 (the “Outstanding Notes”), pursuant to which the Supporting Noteholders have agreed to exchange all of the Outstanding Notes held by each such Supporting Noteholder for approximately $155 million of the Company’s common stock, par value $0.001 (the “Common Stock”), and approximately $344 million in aggregate principal amount of new senior secured second lien notes due 2023 (the “Second Lien Notes”) (such proposed exchange, the “Exchange Transaction”). The closing of the Exchange Transaction is conditioned upon, among other things, the Company raising at least $156 million in total value comprised of (i) at least 50% in new cash contributions from the sale of Common Stock and (ii) no more than 50% from the fair market value of additional assets acquired, which assets will represent non-operating interests in the Williston Basin shale play (the “Equity Raise”).
On March 20, 2018, the Company and the Supporting Noteholders entered into an amendment to the Exchange Agreement (the “Amendment”). Among other things, the Amendment provided an updated Second Lien Notes term sheet, which term sheet was also included in the amendment to the Company’s first lien term loan credit agreement entered into on March 18, 2018. The Amendment also provides that if the Company releases any purchaser of equity in the Equity Raise from any lock-up, then the Company will be required to release the Supporting Noteholders from the lock-up that they agreed to pursuant to the Exchange Agreement to the same extent as such purchaser (based on the relative percentage of shares released from such lock-up).

The foregoing summary is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Cautionary Note Regarding Forward-Looking Statements
Information included in this Current Report on Form 8-K may contain forward-looking statements that involve risks and uncertainties regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including statements regarding the expected terms of the Exchange Transaction and the other transactions contemplated by the Exchange Agreement. When used in this Current Report on Form 8-K, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. There can be no assurance that all or any portion of the aforementioned transactions will be consummated on the terms summarized herein or at all, including, without limitation, the Company’s ability to successfully obtain shareholder approval and complete the Equity Raise and the Exchange Transaction. The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission and other factors discussed in this Form 8-K.
Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this Form 8-K. The Company undertakes no obligation to update any of the forward-looking statements made in this Form 8-K, whether as a result of new information, future events, changes in expectations or otherwise.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	First Amendment to Exchange Agreement, dated March 20, 2018, by and among Northern Oil and Gas, Inc., and the Noteholders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2018	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary